Exhibit 10.4
Execution Version

THIRD AMENDED AND RESTATED SECURITY AGREEMENT
Dated as of December 23, 2016
among
BASIC ENERGY SERVICES, INC.
and the other Debtors parties hereto
in favor of
BANK OF AMERICA, N.A.,
as Administrative Agent

SECTION 1.	DEFINITIONS	2
SECTION 2.	GRANT OF SECURITY INTEREST	5
2.1	Grant of Security Interest	5
2.2	Avoidance Limitation	6
2.3	Debtors Remain Liable	6
SECTION 3.	REPRESENTATIONS AND WARRANTIES	7
3.1	Title; No Other Liens	7
3.2	Perfected First Priority Liens	7
3.3	Debtor’s Legal Name; Jurisdiction of Organization; Chief Executive Office	7
3.4	Certain Collateral	7
3.5	Chattel Paper and Instruments	8
3.6	Receivables	8
3.7	Bank Accounts	9
SECTION 4.	COVENANTS AND AGREEMENTS	9
4.1	Covenants in Credit Agreement	9
4.2	Maintenance of Insurance	9
4.3	Maintenance of Perfected Security Interest; Further Documentation; Filing Authorization; Further Assurances; Power of Attorney	9
4.4	Changes in Name, etc	11
4.5	Delivery of Instruments, Chattel Paper, and Documents	12
4.6	Deposit Accounts	12
4.7	Modifications of Receivables, Chattel Paper, Instruments and Payment Intangibles; Administration of Accounts	13
4.8	Actions With Respect to Certain Collateral	14
SECTION 5.	LIMITATION ON PERFECTION OF SECURITY INTEREST	15
5.1	Chattel Paper and Instruments	15
5.2	Documents	15
5.3	Letter of Credit Rights	15
SECTION 6.	REMEDIAL PROVISIONS	15
6.1	General Interim Remedies	16
6.2	Receivables, Chattel Paper, Instruments and Payment Intangibles	16
6.3	Contracts	17
6.4	Foreclosure	17
6.5	Application of Proceeds	18
6.6	Waiver of Certain Rights	18
6.7	Remedies Cumulative	19
6.8	Reinstatement	19
SECTION 7.	MISCELLANEOUS	19
7.1	Amendments	19
7.2	Notices	19
7.3	No Waiver by Course of Conduct; Cumulative Remedies; No Duty	19
7.4	Enforcement Expenses; Indemnification	20
7.5	Successors and Assigns	21
7.6	Set-Off	21
7.7	Counterparts	21
7.8	Severability	21
7.9	Section Headings	21
7.1	Integration	21
7.11	GOVERNING LAW ETC	21
7.12	Additional Debtors	23
7.13	Termination; Releases	23
7.14	Existing Security Agreement	24

SCHEDULES
Schedule 3.3    —    Organization Information
Schedule 3.4    —    Certain Collateral
Schedule 3.5    —    Instruments
Schedule 3.7    —    Bank Accounts

ANNEXES
Annex I    —    Security Agreement Supplement

THIRD AMENDED AND RESTATED SECURITY AGREEMENT
This THIRD AMENDED AND RESTATED SECURITY AGREEMENT dated as of December 23, 2016 (this “Agreement”), is among BASIC ENERGY SERVICES, INC., a Delaware corporation (the “Borrower”), the undersigned subsidiaries of the Borrower (the Borrower and such undersigned subsidiaries collectively being the “Debtors”), and BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the benefit of the holders of the Secured Obligations (as defined below).
INTRODUCTION
Reference is made to that certain Amended and Restated Credit Agreement dated as of November 26, 2014 (as amended prior to the date hereof, the “Existing Credit Agreement”), which is being amended and restated by that certain Second Amended and Restated ABL Credit Agreement dated as of December 23, 2016 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, certain financial institutions which are or may become parties thereto, and Bank of America, N.A., as Administrative Agent. Pursuant to that certain Second Amended and Restated Guaranty dated as of December 23, 2016 (as amended, restated or otherwise modified from time to time, the “Guaranty”), made by the Debtors (other than the Borrower) in favor of the Administrative Agent, such Debtors have agreed to guarantee, among other things, the full payment and performance of all of the Borrower’s obligations under the Credit Agreement.
In connection with the Existing Credit Agreement, the Debtors entered into that certain Second Amended and Restated Security Agreement dated as of February 26, 2016 (the “Existing Security Agreement”), in order to secure the Borrower’s obligations under the Credit Agreement, the Debtors’ obligations under the Guaranty, and all other Secured Obligations (as defined below).
Concurrently herewith and in connection with the consummation of the Plan of Reorganization (as defined in the Credit Agreement), the Borrower, the Administrative Agent and the Lenders party thereto are amending and restating the Existing Credit Agreement by entering into the Credit Agreement. In furtherance of the foregoing, the Administrative Agent and the Debtors are entering into this Agreement, which amends and restates the Existing Security Agreement in its entirety.
The Debtors share an identity of interest as members of a combined group of companies and will derive substantial direct and indirect economic and other benefits from the extensions of credit under the Credit Agreement. Therefore, in consideration of the credit expected to be received in connection with the Credit Agreement, the Debtors jointly and severally agree with the Administrative Agent as follows:
Section 1.

DEFINITIONS
1.1    Terms defined above and elsewhere in this Agreement shall have their specified meanings. Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement. All terms used herein and defined in the UCC shall have the same definitions herein as specified therein.
1.2    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Debtor, shall refer to such Debtor’s Collateral or the relevant part thereof.
1.3    The following terms shall have the following meanings:
“Collateral” has the meaning specified in Section 2.1.
“Collateral Account” means any deposit account with the Administrative Agent (including any Dominion Account) which is designated, maintained, and under the sole control of the Administrative Agent and is pledged to the Administrative Agent which has been established pursuant to the provisions of this Agreement or the Credit Agreement for the purposes described in this Agreement or the Credit Agreement including collecting, holding, disbursing, or applying certain funds.
“Contracts” means all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) to which any Debtor now is, or hereafter will be, bound or a party, beneficiary or assignee, in any event, including all contracts, undertakings, or agreements in or under which any Debtor may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Receivable.
“Control Agreement” means any account control agreement entered into pursuant to Section 4.6 of this Agreement.
“Deposit Accounts” means all “deposit accounts” (as defined in the UCC) now or hereafter held in the name of any Debtor, other than any Excluded Account.
“Event of Default” means any “Event of Default” under the Credit Agreement.
“Excluded Accounts” means, collectively, (a) Deposit Accounts that contain only the proceeds of the Term Loan Priority Collateral or the proceeds of loans under the Term Loan Agreement and the Term Loan Proceeds Collateral Account, (b) the Deposit Account covered by the Treasury Management Control Agreement, (c) Deposit Accounts exclusively used for payroll, payroll taxes or employee benefits and (d) Deposit Accounts that have a balance of less than $250,000 at all times.
“Excluded Property” means any of the following property or assets of any Debtor:
(a)    General Intangibles and Contracts which by their respective express terms prohibit the grant of a security interest, except to the extent such prohibition is ineffective under the UCC;
(b)    permits and licenses to the extent the grant of a security interest therein is prohibited under applicable Law or regulation or by their express terms, except to the extent such prohibition is ineffective under the UCC;
(c)    the Term Loan Proceeds Collateral Account; and
(d)    any other Term Loan Priority Collateral.
“Investment Property” means, other than any shares or equity interests constituting Excluded Property, all investment property now owned or hereafter acquired by any Debtor, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Debtor, including the rights of any Debtor to any Securities Account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all Securities Accounts of any Debtor; (iv) all commodity contracts of any Debtor; and (v) all commodity accounts held by any Debtor.
“Payment Item” means each check, draft or other item of payment payable to a Debtor, including those constituting proceeds of any Collateral.
“Permitted Liens” means any Liens permitted by Section 7.01 of the Credit Agreement.
“Permitted Prior Liens” means the following: (i) with respect to Instruments and Deposit Accounts, Liens permitted by clauses (c) and (h) of Section 7.01 of the Credit Agreement and, solely with respect to applicable Deposit Accounts, Liens permitted by clause (f) of Section 7.01 of the Credit Agreement, and (ii) with respect to all other property, Permitted Liens.
“Proceeds” means all of each Debtor’s present and future (a) proceeds of the Collateral, whether arising from the collection, sale, lease, exchange, assignment, licensing, or other disposition of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of governmental authority), (c) claims against third parties for impairment, loss, damage, or impairment of the value of such property, and (d) any and all proceeds of, and all claims for, any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Collateral, including any credit insurance with respect to Receivables, in each case whether represented as money, deposit accounts, accounts, general intangibles, securities, instruments, documents, chattel paper, inventory, equipment, fixtures, or goods.
“Receivables” means all of each Debtor’s present and future accounts, accounts from Governmental Authorities, instruments, and general intangibles, including those arising from the provision of services, sale of inventory, or renting of equipment to the customers of any Debtor, and rights to payment under all Contracts, income tax refunds, and other rights to the payment of money, together with all of the right, title and interest of any of the Debtors in and to (a) all security pledged, assigned, hypothecated or granted to or held by any of the Debtors to secure the foregoing, (b) all of any of the Debtors’ right, title and interest in and to any goods or services, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney granted to any of the Debtors for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all credit information, reports and memoranda relating thereto, and (f) all other writings related in any way to the foregoing.
“Records” means all of each Debtor’s present and future books, accounting records, files, computer files, computer programs, correspondence, credit files, records, ledger cards, invoices, and other records primarily related to any other items of Collateral, including without limitation all similar information stored on a magnetic medium or other similar storage device and other papers and documents in the possession or under the control of any of the Debtors or any computer bureau from time to time acting for any of the Debtors.
“Secured Obligations” means (a) all principal, interest, premium, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by the Borrower under the Credit Agreement, this Agreement, and the other Loan Documents; (b) all amounts now or hereafter owed by the other Debtors under the Guaranty, this Agreement, and the other Loan Documents; (c) all Obligations now or hereafter owed by the Borrower or any other Loan Party to any Hedge Bank with respect to any Swap Contract, (d) all Obligations now or hereafter owed by the Borrower or any other Loan Party to any Cash Management Bank with respect to any Cash Management Agreement, and (e) any increases, extensions, renewals, replacements, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the agreements creating the foregoing obligations, in each case, whether direct or indirect, absolute or contingent.
“Securities Accounts” means all securities accounts (as defined in the UCC) now or hereafter held in the name of any Debtor.
“Specified ABL Facility Priority Collateral” means all General Intangibles, Chattel Paper, Instruments, Documents, Letter-of-Credit Rights and Commercial Tort Claims, in each case pertaining to the property described in clause (a) and clauses (c) through (g) of Section 2.1.
“State of Organization” means the jurisdiction of organization of each of the Debtors as listed on Schedule 3.3.
“Supporting Obligations” shall mean all supporting obligations, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles or Instruments.
“Term Loan Priority Collateral” has the meaning given such term in the Intercreditor Agreement.
“Term Loan Proceeds Collateral Account” means the “Term Loan Proceeds Collateral Account” as defined in the Term Loan Agreement.
“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York, as amended from time to time, and any successor statute.
SECTION 2.

GRANT OF SECURITY INTEREST
2.1    Grant of Security Interest. Each Debtor hereby grants to the Administrative Agent, and hereby confirms that the Administrative Agent has previously been granted, for the benefit of the holders of the Secured Obligations, a security interest in all of such Debtor’s right, title, and interest in and to the following property (the “Collateral”) to secure the payment and performance of the Secured Obligations:
(a)    all Accounts (including unbilled accounts and Accounts which constitute Proceeds of Inventory and are treated as accounts receivable on the books of a Debtor but excluding Accounts arising solely from the sale, lease, license, assignment or other disposition of Term Loan Priority Collateral other than Inventory);
(b)    all Specified ABL Facility Priority Collateral;
(c)    all Deposit Accounts (other than (i) Deposit Accounts that contain only the Proceeds of the Term Loan Priority Collateral or the proceeds of loans under the Term Loan Agreement and (ii) the Term Loan Proceeds Collateral Account) with any bank or other financial institution (including all cash, cash equivalents, financial assets, negotiable instruments and other evidence of payment, and other funds on deposit therein or credited thereto, other than, in each case, to the extent constituting the identifiable Proceeds of Term Loan Priority Collateral);
(d)    all Securities Accounts (other than (i) Securities Accounts that contain only the Proceeds of the Term Loan Priority Collateral or the proceeds of loans under the Term Loan Agreement and (ii) the Term Loan Proceeds Collateral Account) with any securities intermediary (including any and all Investment Property and all funds or other property held therein or credited thereto, other than, in each case, to the extent constituting the identifiable Proceeds of Term Loan Priority Collateral);
(e)    all Commodity Accounts (other than (i) Commodity Accounts that contain only the Proceeds of the Term Loan Priority Collateral or the proceeds of loans under the Term Loan Agreement and (ii) the Term Loan Proceeds Collateral Account) with any commodities intermediary (including any and all commodity contracts and all funds and other property held therein or credited thereto, other than, in each case, to the extent constituting the identifiable Proceeds of Term Loan Priority Collateral);
(f)    all accessions to, substitutions for and replacements of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto; and
(g)    to the extent not otherwise included, all Proceeds (including without limitation, all insurance proceeds related to the above), Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided, however, that notwithstanding anything to the contrary contained herein or in any other Loan Document, this Agreement shall not constitute nor evidence a grant of a security interest, collateral assignment or any other type of Lien in Excluded Property; provided further, that the Proceeds of Excluded Property shall not constitute Excluded Property solely by virtue of being Proceeds thereof but only to the extent that such Proceeds otherwise independently constitute Excluded Property hereunder.
To the extent that the Collateral is not subject to the UCC, each Debtor collaterally assigns all of such Debtor’s right, title, and interest in and to such Collateral to the Administrative Agent for the benefit of the holders of the Secured Obligations to secure the payment and performance of the Secured Obligations to the full extent that such a collateral assignment is possible under the relevant Law.
2.2    Avoidance Limitation. Notwithstanding Section 2.1 above, the amount of any Debtor’s Secured Obligations that are secured by its rights in Collateral subject to a Lien in favor of the Administrative Agent hereunder or under any other Security Document shall be limited to the extent, if any, required so that the Liens it has granted under this Security Agreement shall not be subject to avoidance under Section 548 of the Bankruptcy Code of the United States or to being set aside or annulled under any applicable Law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Debtor’s Secured Obligations that are subject to the Lien on such Debtor’s Collateral hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Debtor may have under the Guaranty, any other agreement or applicable Law shall be taken into account.
2.3    Debtors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Debtor shall remain liable under the Contracts included in the Collateral to the extent set forth therein to perform such Debtor’s obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Administrative Agent of any rights hereunder shall not release any Debtor from any obligations under the Contracts included in the Collateral; and (c) the Administrative Agent shall not have any obligation under the Contracts included in the Collateral by reason of this Agreement, nor shall the Administrative Agent be obligated to perform or fulfill any of the obligations of any Debtor thereunder, including any obligation to make any inquiry as to the nature or sufficiency of any payment any Debtor may be entitled to receive thereunder, to present or file any claim, or to take any action to collect or enforce any claim for payment thereunder.
SECTION 3.

REPRESENTATIONS AND WARRANTIES
To induce the Lenders to make Credit Extensions to the Borrower under the Credit Agreement, each Debtor hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, that:
3.1    Title; No Other Liens. Except for the security interests granted to the Administrative Agent for the benefit of the holders of the Secured Obligations pursuant to this Agreement and the other Permitted Liens, such Debtor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such (a) as have been filed in favor of the Administrative Agent, for the ratable benefit of the holders of the Secured Obligations, pursuant to this Agreement, and (b) as are permitted by the Credit Agreement.
3.2    Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) based upon the filing of a financing statement with respect to each Debtor describing the Collateral in the office located in the jurisdiction listed on Schedule 3.3 opposite such Debtor, and the taking of all applicable actions in respect of perfection contemplated by Sections 4.5, 4.6, and 4.8 in respect of Collateral, will constitute valid perfected security interests in all of the Collateral subject to Article 9 of the UCC in favor of the Administrative Agent, for the benefit of the holders of the Secured Obligations, as collateral security for such Debtor’s Obligations, enforceable in accordance with the terms hereof and the UCC against all creditors of such Debtor and any Persons purporting to purchase any Collateral from such Debtor and (b) are prior to all other Liens on the Collateral except for Permitted Prior Liens (and subject to the limitations on perfection and method of perfection provided in Section 5).
3.3    Debtor’s Legal Name; Jurisdiction of Organization; Chief Executive Office. On the date of this Agreement, each Debtor’s exact legal name is set forth on the signature page hereof, and from and after an amendment or modification thereto, on a written notification delivered to the Administrative Agent pursuant to Section 4.4. On the date hereof, such Debtor’s jurisdiction of organization, type of organization, identification number from the jurisdiction of organization (if any), and the location of such Debtor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3.3.
3.4    Certain Collateral. None of the Collateral constitutes, or is the Proceeds of, farm products and none of the Collateral has been purchased for, or will be used by any Debtor primarily for personal, family or household purposes. Except as set forth on Schedule 3.4 or otherwise notified to the Administrative Agent pursuant to Section 4.8:
(a)    none of the account debtors or other persons obligated on any of the Collateral of such Debtor is a Governmental Authority subject to the Federal Assignment of Claims Act or like federal or state statute or rule in respect of such Collateral of the type described in Section 4.8(a); and
(b)    such Debtor holds no commercial tort claims.
3.5    Chattel Paper and Instruments. Each of the Instruments and Chattel Paper pledged by such Debtor hereunder constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general principles of equity. Schedule 3.5 lists all of the Instruments issued to or held by each Debtor as of the Third Amendment Effective Date.
3.6    Receivables.
(a)    No amount payable to such Debtor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent to the extent required by Section 5.
(b)    The amounts represented by such Debtor to the Secured Parties from time to time as owing to such Debtor in respect of the Receivables will at such times be accurate in all material respects.
(c)    With respect to each Account that is shown as an Eligible Account in a Borrowing Base Certificate submitted to the Administrative Agent:
(i)    it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;
(ii)    it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the ordinary course of business, and substantially in accordance with any purchase order, contract or other document relating thereto;
(iii)    it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to the Administrative Agent on request;
(iv)    no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the ordinary course of business that are reflected in the reports submitted to the Administrative Agent hereunder; and
(v)    to the best of the applicable Debtor’s knowledge, (x) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (y) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Debtor’s customary credit standards, is solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (z) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.
3.7    Bank Accounts. Schedule 3.7 lists all Deposit Accounts, Securities Accounts, Commodities Accounts and other bank accounts maintained by or for the benefit of any Debtor as of the date hereof with any bank or financial institution together with the approximate outstanding balance in such Deposit Account, Securities Account, Commodities Account and other bank account as of December 20, 2016.
SECTION 4.

COVENANTS AND AGREEMENTS
Each Debtor covenants and agrees with the Administrative Agent and the holders of the Secured Obligations that, from and after the date of this Agreement until this Agreement terminates in accordance with Section 7.13(a):
4.1    Covenants in Credit Agreement. Such Debtor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Debtor or any of its Subsidiaries.
4.2    Maintenance of Insurance. Such Debtor will comply with the provisions of the Credit Agreement governing the maintenance of insurance for any of its assets constituting Collateral. All policies representing liability insurance of the Debtors shall name the Administrative Agent as additional insured in a form reasonably satisfactory to the Administrative Agent and all policies representing casualty insurance of the Debtors insuring Collateral shall name the Administrative Agent as loss payee in a form reasonably satisfactory to the Administrative Agent.
4.3    Maintenance of Perfected Security Interest; Further Documentation; Filing Authorization; Further Assurances; Power of Attorney.
(a)    Such Debtor shall maintain the security interest created by this Agreement as a perfected first priority security interest prior to all other Liens other than Permitted Prior Liens (and subject to the limitations on perfection and method of perfection provided in Section 5) and shall defend such security interest against the claims and demands of all Persons whomsoever.
(b)    Such Debtor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Debtor and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.
(c)    Subject in each case to Section 5, each Debtor further agrees to take any other action reasonably requested by the Administrative Agent to insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the security interest in any and all of the Collateral including, without limitation, (d) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that any Debtor’s signature thereon is required therefor; (e) complying with any provision of any statute, regulation or treaty of the United States or any other country as to any Collateral if compliance with such provision is a condition to the attachment, perfection or priority of, or the ability of the Administrative Agent to enforce, the security interest in such Collateral; and (f) taking all actions required by the UCC or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.
(g)    Each Debtor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any jurisdiction in which the Uniform Commercial Code has been adopted any initial financing statements and amendments thereto that describe the Collateral in a manner generally consistent with Section 2.1 and contain any other information required by the UCC for the sufficiency or filing office acceptance of any initial financing statement or amendment. Each Debtor agrees to furnish any such information to the Administrative Agent promptly upon request. Each Debtor also ratifies its authorization for the Administrative Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof and in respect of this Agreement.
(h)    During the existence of an Event of Default,
(i)    At Administrative Agent’s request, each Debtor shall take any actions reasonably requested by Administrative Agent with respect to such Event of Default, including diligently endeavoring to cure any material defect existing or claimed with respect to any Collateral, and taking all reasonably necessary and desirable steps for the defense of any legal proceedings affecting any Collateral, including the employment of counsel, the prosecution or defense of litigation, and the release or discharge of all adverse claims;
(ii)    Administrative Agent, whether or not named as a party to any legal proceedings, is authorized to take any additional steps as Administrative Agent deems necessary or desirable for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the liens, security interests, and assignments created hereunder, including the employment of independent counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to any Collateral and the payment or removal of prior liens or security interests, and the reasonable expenses of Administrative Agent in taking such action shall be paid by the Debtors; and
(iii)    Each Debtor agrees that, if such Debtor fails to perform under this Agreement or any other Loan Document, Administrative Agent may, but shall not be obligated to, perform such Debtor’s obligations under this Agreement or such other Loan Document, and any reasonable expenses incurred by Administrative Agent in performing such Debtor’s obligations shall be paid by such Debtor. Any such performance by Administrative Agent may be made by Administrative Agent in reasonable reliance on any statement, invoice, or claim, without inquiry into the validity or accuracy thereof. The amount and nature of any expense of Administrative Agent hereunder shall be conclusively established by a certificate of any officer of Administrative Agent absent manifest error.
(i)    Each Debtor hereby irrevocably constitutes and appoints the Administrative Agent (and all Persons designated by the Administrative Agent) as such Debtor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this clause (f). The Administrative Agent, or the Administrative Agent’s designee, may, without notice and in either its or a Debtor’s name, but at the cost and expense of Debtors:
(i)    Endorse a Debtor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into the Administrative Agent’s possession or control; and
(ii)    During an Event of Default, (a) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (b) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (c) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as the Administrative Agent deems advisable; (d) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (e) prepare, file and sign a Debtor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (f) receive, open and dispose of mail addressed to a Debtor; (g) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts or other Collateral; (h) use a Debtor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (i) use information contained in any data processing, electronic or information systems relating to Collateral; (j) make and adjust claims under insurance policies; (k) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Debtor is a beneficiary; and (l) take all other actions as the Administrative Agent deems appropriate to fulfill any Debtor’s obligations under the Loan Documents; provided that, nothing in this paragraph shall provide the Administrative Agent with authority to take any action with respect to any Account arising solely from the sale, lease, license, assignment or other disposition of Term Loan Priority Collateral other than Inventory.
4.4    Changes in Name, etc. Such Debtor will not, except upon 10 days’ prior written notice to the Administrative Agent (or such shorter period as may be agreed to by the Administrative Agent in its sole discretion) and the taking of all actions and the execution of all documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein: (a) change its type of organization, jurisdiction of organization or other legal structure from that referred to in Section 3.3, (b) change its organizational number if it has one, or (c) change its name.
4.5    Delivery of Instruments, Chattel Paper, and Documents. If any amount payable under or in connection with any of the Collateral is or becomes evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall, to the extent required by Section 5, be immediately delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement. If any goods are or become covered by a negotiable Document, such Document shall, to the extent required by Section 5, be immediately delivered to the Administrative Agent to be held as Collateral pursuant to this Agreement.
4.6    Deposit Accounts.
(a)    For each Deposit Account listed on Schedule 3.7 (other than an Excluded Account), the Debtor maintaining such Deposit Account will take any actions requested by the Administrative Agent to enable the Administrative Agent to obtain “control” (within the meaning of Section 9-104 of the UCC) with respect thereto, including the execution of Control Agreements reasonably acceptable to the Administrative Agent. No Debtor shall cause or permit any Excluded Account to cease to constitute an “Excluded Account” (other than as a result of the closing of such Excluded Account) unless and until such Deposit Account is subject to a Control Agreement in favor of the Administrative Agent in form and substance satisfactory to the Administrative Agent.
(b)    For each Deposit Account created by a Debtor after the date hereof, the Debtor creating and maintaining such Deposit Account shall provide 10 days written notice (or such lesser period as the Administrative Agent may agree) to the Administrative Agent prior to the creation of such Deposit Account and, if at the time of its creation, such Deposit Account does not or is not intended to constitute an Excluded Account, take any actions requested by the Administrative Agent to enable the Administrative Agent to obtain “control” (within the meaning of Section 9-104 of the UCC) with respect thereto, including the execution of Control Agreements reasonably acceptable to the Administrative Agent, in each case prior to the transfer of funds into such Deposit Account.
(c)    Notwithstanding the foregoing, the Administrative Agent agrees with each Debtor that the Administrative Agent will not give any instructions to a depositary bank directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from any Debtor, unless a Cash Dominion Trigger Period is in effect.
(d)    The Debtors shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to the Administrative Agent. The Debtors shall obtain an agreement (in form and substance satisfactory to the Administrative Agent) from each lockbox servicer and Dominion Account bank, establishing the Administrative Agent’s control over and Lien in the lockbox or Dominion Account, which may be exercised by the Administrative Agent only during any Cash Dominion Trigger Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges and chargebacks. If a Dominion Account is not maintained with Bank of America, the Administrative Agent may, during any Cash Dominion Trigger Period, require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America. The Administrative Agent and the Lenders assume no responsibility to the Debtors for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.
(e)    The Debtors shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts (other than Accounts arising solely from the sale, lease, license, assignment or other disposition of Term Loan Priority Collateral other than Inventory) or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Debtor receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for the Administrative Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account
(f)    On or prior to the date that is thirty (30) days following the Closing Date (or such later period as the Administrative Agent may agree in its sole discretion), the Debtors shall take any actions requested by the Administrative Agent to enable the Administrative Agent to obtain “control” (within the meaning of Section 9-104 of the UCC) with respect to all Deposit Accounts of the Debtors maintained with Capital One, National Association as of the Closing Date (other than Excluded Accounts), including the execution of Control Agreements or amended and restated Control Agreements, as applicable, in each case reasonably acceptable to the Administrative Agent.
(g)    Notwithstanding anything to the contrary contained in Section 8.01(c) of the Credit Agreement, any failure to comply with the requirements of clauses (a), (b) or (f) of this Section 4.6 shall constitute an immediate Event of Default under the Credit Agreement and shall not be subject to any grace period.
4.7    Modifications of Receivables, Chattel Paper, Instruments and Payment Intangibles; Administration of Accounts.
(a)    No Debtor will, without the Administrative Agent’s prior written consent (which consent shall not be unreasonably withheld or delayed): (i) compromise or grant any extension of the time of payment of any of the Collateral consisting of Receivables, Chattel Paper, Instruments or payment intangibles, (ii) settle the same for less than the full amount thereof, (iii) release, wholly or partly, any obligor liable for the payment thereof or (iv) allow any credit or discount whatsoever thereon; provided, that so long as no Event of Default has occurred and is continuing, this Section 4.7 shall not restrict any extensions, credits, discounts, compromises or settlements granted or made by any Debtor in the ordinary course of such Debtor’s business and consistent with such prudent practices used in industries that are the same as or similar to those in which such Debtor is engaged.
(b)    Each Debtor shall keep accurate and complete records of all Accounts, including all payments and collections thereon, and shall submit to the Administrative Agent sales, collection, reconciliation and other reports in form satisfactory to the Administrative Agent, on such periodic basis as the Administrative Agent may request. The Borrower shall also provide to the Administrative Agent, concurrently with the delivery of each Borrowing Base Certificate, a detailed aged trial balance of all Accounts as of the end of the period covered by such Borrowing Base Certificate, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as the Administrative Agent may reasonably request. If Accounts (other than Accounts arising solely from the sale, lease, license, assignment or other disposition of Term Loan Priority Collateral other than Inventory) in an aggregate face amount of $1,000,000 or more cease to be Eligible Accounts (other than as a result of an increase in aging beyond the eligibility limits), the Borrower shall notify the Administrative Agent of such occurrence promptly (and in any event within one Business Day) after the Borrower has knowledge thereof.
(c)    If an Account of a Debtor includes a charge for any Taxes, the Administrative Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Debtor and, if not collected from the relevant account debtor, to charge Debtor therefor; provided, however, that neither the Administrative Agent nor the Lenders shall be liable for any Taxes that may be due from the Debtor or with respect to any Collateral.
(d)    Whether or not a Default or Event of Default exists, the Administrative Agent shall have the right at any time, in the name of the Administrative Agent, any designee of the Administrative Agent or any Debtor, to verify the validity, amount or any other matter relating to any Account of the Debtors by mail, telephone or otherwise. The Debtors shall cooperate fully with the Administrative Agent in an effort to facilitate and promptly conclude any such verification process.
4.8    Actions With Respect to Certain Collateral.
(a)    If any of the account debtors or other Persons obligated on any of the Receivables, Chattel Paper, Instruments or payment intangibles with a value in excess of $500,000, or on any Contract with a value in excess of $500,000 in any twelve month period, is or becomes a governmental authority subject to the Federal Assignment of Claims Act or like federal or state statute or rule in respect of such Collateral, Debtor shall promptly (i) notify the Administrative Agent in a writing signed by such Debtor that such account debtor or other Person obligated on such Collateral is a Governmental Authority subject to the Federal Assignment of Claims Act or like federal or state statute or rule and (ii) take all actions reasonably required by the Administrative Agent to insure the attachment, perfection or priority of, or the ability of the Administrative Agent to enforce, the security interest in such Collateral.
(b)    If any Debtor shall at any time hold or acquire a commercial tort claim with a value in excess of $500,000, such Debtor shall promptly notify the Administrative Agent in a writing signed by such Debtor of the brief details thereof and grant to the Administrative Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, any such security interest in commercial tort claims shall, prior to the occurrence of an Event of Default (and after the occurrence of an Event of Default unless the Administrative Agent has demanded the attachment of such security interest thereto), not be required to attach to the extent the value of any such commercial tort claim does not exceed $500,000.
SECTION 5.

LIMITATION ON PERFECTION OF SECURITY INTEREST
5.1    Chattel Paper and Instruments. The perfection of the security interest granted in Section 2 above in, respectively, Chattel Paper (whether tangible or electronic) and Instruments will, prior to the occurrence of an Event of Default (and after the occurrence of an Event of Default unless the Administrative Agent has required that further actions are taken with respect to the perfection thereof), be effected solely by filing an appropriate financing statement under the applicable Uniform Commercial Code so long as (a) with respect to all Chattel Paper and Instruments, the aggregate face amount of all such Chattel Paper and Instruments does not exceed $500,000 and (b) with respect to any individual Chattel Paper or Instrument, the face amount thereof does not exceed $500,000. Notwithstanding the foregoing, if no Event of Default exists, then upon the request of any Debtor the Administrative Agent shall deliver any Chattel Paper or Instrument in its possession to that Debtor if that Debtor requires possession in order to collect such Chattel Paper or Instrument. In the event that the aggregate face amount of such Chattel Paper and Instruments exceeds $500,000 individually or in the aggregate, the Debtors shall provide prompt written notice thereof to the Administrative Agent.
5.2    Documents. The perfection of the security interest granted in Section 2 above in Documents will, prior to the occurrence of an Event of Default (and after the occurrence of an Event of Default unless the Administrative Agent has required that further actions are taken with respect to the perfection thereof), be effected solely by filing an appropriate financing statement under the applicable Uniform Commercial Code so long as (a) the aggregate value of the goods covered by all such Documents does not exceed $500,000 and (b) the value of the goods covered by any individual Document does not exceed $500,000. In the event that the value of goods covered by such Documents exceeds $500,000 individually or in the aggregate, the Debtors shall provide prompt written notice thereof to the Administrative Agent.
5.3    Letter of Credit Rights. The perfection of the security interest granted in in Letter of Credit Rights will be required only with respect to (a) solely following the occurrence of an Event of Default and request by the Administrative Agent, any individual Letter of Credit Right the face amount of which exceeds $2,500,000 and (b) any Letter of Credit-Rights constituting Supporting Obligations. In the event that the face amount of any individual Letter of Credit Right exceeds $2,500,000 or that any Letter of Credit Rights constitute Supporting Obligations, the Debtors shall provide prompt written notice thereof to the Administrative Agent.
SECTION 6.

REMEDIAL PROVISIONS
During the existence of an Event of Default, the Administrative Agent may, at the Administrative Agent’s option, exercise one or more of the remedies specified elsewhere in this Agreement or the following remedies:
6.1    General Interim Remedies.
(a)    To the extent permitted by Law and subject to the Intercreditor Agreement, the Administrative Agent may exercise all the rights and remedies of a secured party under the UCC.
(b)    The Administrative Agent may prosecute actions in equity or at law for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted or for the enforcement of any other appropriate legal or equitable remedy.
(c)    The Administrative Agent may require any Debtor to promptly assemble any tangible Collateral of such Debtor and make it available to the Administrative Agent at a place to be designated by the Administrative Agent. The Administrative Agent may occupy any premises owned or leased by any Debtor where the Collateral is assembled for a reasonable period in order to effectuate the Administrative Agent’s rights and remedies hereunder or under law, without obligation to any Debtor with respect to such occupation.
6.2    Receivables, Chattel Paper, Instruments and Payment Intangibles. Without limiting any other rights of the Administrative Agent under the Loan Documents, during the existence of an Event of Default, the Administrative Agent may establish Collateral Accounts (including additional Dominion Accounts) for the purpose of collecting the payments due to the Debtors under any Contracts or otherwise with respect to the Receivables, Chattel Paper, Instruments and/or payment intangibles and holding the proceeds thereof, and may, or may direct the Debtors to, instruct all makers and/or all obligors with respect thereto to make all payments with respect to such Collateral directly to the Administrative Agent for deposit into such Collateral Account. After such direction to the Debtors, all payments, whether of principal, interest, or other amounts, under any Contracts or otherwise with respect to the Receivables, Chattel Paper, Instruments and/or payment intangibles shall be directed to such Collateral Accounts until such direction is revoked in writing by the Administrative Agent. All such payments which may from time to time come into the possession of any Debtor shall be held in trust for the Administrative Agent, segregated from the other funds of such Debtor, and delivered to the Administrative Agent immediately in the form received with any necessary endorsement for deposit into such Collateral Account, such delivery in no event to be later than one Business Day after receipt thereof by the applicable Debtor. Each Debtor agrees to execute any documents reasonably requested by the Administrative Agent to create any Collateral Account and pledge it to the Administrative Agent. In connection with the foregoing, the Administrative Agent shall have the right at any time during the existence of an Event of Default to take any of the following actions, in the Administrative Agent’s own name or in the name of the applicable Debtor: compromise or extend the time for payment of any payments due with respect to any Instrument or Chattel Paper upon such terms as the Administrative Agent may reasonably determine; endorse the name of the applicable Debtor on checks, instruments, or other evidences of payment with respect to any such Collateral; make written or verbal requests for verification of amount owing on any such Collateral from the maker thereof or obligor thereunder; open mail addressed to such Debtor which the Administrative Agent reasonably believes relates to any such Collateral and, to the extent of checks or other payments with respect to any such Collateral, dispose of same in accordance with this Agreement; take action in the Administrative Agent’s name or the applicable Debtor’s name, to enforce collection; and take all other action necessary to carry out this Agreement and give effect to the Administrative Agent’s rights hereunder. Costs and expenses incurred by the Administrative Agent in collection and enforcement of amounts owed under any Contracts or otherwise with respect to the Receivables, Chattel Paper, Instruments and/or payment intangibles, including attorneys’ fees and out-of-pocket expenses, shall be reimbursed by the applicable Debtor to the Administrative Agent on demand. If at any time no Cash Dominion Trigger Period exists, then upon request of the Borrower the Administrative Agent shall promptly revoke any instructions to account debtors to make payment to the Collateral Accounts and shall pay the amounts in the Collateral Accounts to the Debtors as their interests may appear.
6.3    Contracts. During the existence of an Event of Default, the Administrative Agent may, at its option, exercise one or more of the following remedies with respect to the Contracts that constitute Collateral:
(a)    (i) take any action permitted under Section 6.2 and (ii) in the place and stead of the applicable Debtor, exercise any other rights of such Debtor under the Contracts in accordance with the terms thereof. Without limitation of the foregoing, each Debtor agrees that under the foregoing circumstances, the Administrative Agent may give notices, consents and demands and make elections under the Contracts, modify or waive the terms of the Contracts and enforce the Contracts, in each case, to the same extent and on the same terms as such Debtor might have done in accordance with the terms of such Contracts and applicable Law. It is understood and agreed that notwithstanding the exercise of such rights and/or the taking or such actions by the Administrative Agent, such Debtor shall remain liable for performance of its obligations under the Contracts; and
(b)    upon receipt by the Administrative Agent of notice from any counterparty to any Contract of such Person’s intent to terminate such Contract, the Administrative Agent shall be entitled to (i) cure or cause to be cured the condition giving rise to such Person’s right of termination of such Contract, or (ii) acquire and assume (or assign and cause the assumption by a third party of) the rights and obligations of the applicable Debtor under such Contract.
6.4    Foreclosure.
(a)    The Administrative Agent may foreclose on the Collateral in any manner permitted by the courts of or in the State of New York or the jurisdiction in which any Collateral is located. If the Administrative Agent should institute a suit for the collection of the Secured Obligations and for the foreclosure of this Agreement, the Administrative Agent may at any time before the entry of a final judgment dismiss the same, and take any other action permitted by this Agreement.
(b)    To the extent permitted by law, the Administrative Agent may exercise all the foreclosure rights and remedies of a secured party under the UCC. In connection therewith, the Administrative Agent may sell any Collateral at public or private sale, at the office of the Administrative Agent or elsewhere, for cash or credit and upon such other terms as the Administrative Agent deems commercially reasonable. The Administrative Agent may sell any Collateral at one or more sales, and the security interest granted hereunder shall remain in effect as to the unsold portion of the Collateral. Each Debtor agrees that to the extent permitted by law such sales may be made without notice. If notice is required by law, each Debtor hereby deems ten days advance notice of the time and place of any public or private sale reasonable notification, recognizing that if any portion of the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, shorter notice may be reasonable. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any sale by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was adjourned. In the event that any sale hereunder is not completed or is defective in the opinion of the Administrative Agent, the Administrative Agent shall have the right to cause subsequent sales to be made hereunder. Any statements of fact or other recitals made in any bill of sale, assignment, or other document representing any sale hereunder, including statements relating to the occurrence of an Event of Default, acceleration of the Secured Obligations, notice of the sale, the time, place, and terms of the sale, and other actions taken by the Administrative Agent in relation to the sale may be conclusively relied upon by the purchaser at any sale hereunder. The Administrative Agent may delegate to any agent the performance of any acts in connection with any sale hereunder, including the sending of notices and the conduct of the sale.
6.5    Application of Proceeds.
(a)    Unless otherwise specified herein, any cash proceeds received by the Administrative Agent from the sale of, collection of, or other realization upon any part of the Collateral or any other amounts received by the Administrative Agent hereunder may be, at the reasonable discretion of the Administrative Agent (i) held by the Administrative Agent in one or more Collateral Accounts as cash collateral for the Secured Obligations or (ii) applied to the Secured Obligations.
(b)    Amounts applied to the Secured Obligations shall be applied in the following order:
First, to the payment of the costs and expenses of exercising the Administrative Agent’s rights hereunder, whether expressly provided for herein or otherwise; and
Second, to the payment of the Secured Obligations in the order set forth in Section 8.03 of the Credit Agreement.
Any surplus cash collateral or cash proceeds held by the Administrative Agent after payment in full of the Secured Obligations and the termination of any commitments of the Administrative Agent to any Debtor, and following any further application of such amounts required to be provided to the Secured Parties (as defined in the Term Loan Agreement) pursuant to the Intercreditor Agreement, shall be paid over to such Debtor or to whomever may be lawfully entitled to receive such surplus.
6.6    Waiver of Certain Rights. To the full extent each Debtor may do so, such Debtor shall not insist upon, plead, claim, or take advantage of any law providing for any appraisement, valuation, stay, extension, or redemption, and such Debtor hereby waives and releases the same, and all rights to a marshaling of the assets of such Debtor, including the Collateral of such Debtor, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created. Such Debtor shall not assert any right under any law pertaining to the marshaling of assets, sale in inverse order of alienation, the administration of estates of decedents or other matters whatever to defeat, reduce, or affect the right of the Administrative Agent under the terms of this Agreement.
6.7    Remedies Cumulative. The Administrative Agent’s remedies under this Agreement and the Loan Documents to which any Debtor is a party shall be cumulative, and no delay in enforcing this Agreement and the Loan Documents to which any Debtor is a party shall act as a waiver of the Administrative Agent’s rights hereunder.
6.8    Reinstatement. The obligations of each Debtor under this Agreement shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Secured Obligations is rescinded or otherwise must be restored or returned by the Administrative Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Debtor or any other obligor or otherwise, all as though such payment had not been made.
SECTION 7.

MISCELLANEOUS
7.1    Amendments. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.01 of the Credit Agreement. No consent of any Hedge Bank or any Cash Management Bank (except in such Person’s capacity as a Lender, if applicable) shall be required for any waiver, amendment, supplement or other modification to this Agreement.
7.2    Notices. All notices, requests and demands to or upon the Administrative Agent hereunder shall be in writing and effected in the manner provided for in Section 10.02 of the Credit Agreement. All notices, requests and demands hereunder to any Debtor shall be in writing and given to it at its address or telecopy number set forth in Schedule 10.02 to the Credit Agreement or at such other address in the United States as may be specified by such Debtor in a written notice delivered to the Administrative Agent in accordance with Section 10.02 of the Credit Agreement.
7.3    No Waiver by Course of Conduct; Cumulative Remedies; No Duty. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent would otherwise have on any future occasion. The rights and remedies provided herein and in the other Loan Documents are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law. The powers conferred on Administrative Agent under this Agreement are solely to protect Administrative Agent’s rights under this Agreement and shall not impose any duty upon it to exercise any such powers. Except as elsewhere provided hereunder, Administrative Agent shall have no duty as to any of the Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral.
7.4    Enforcement Expenses; Indemnification.
(a)    Each Debtor agrees to pay, or reimburse the Administrative Agent and each holder of the Secured Obligations for, all costs and expenses incurred in connection with the enforcement, attempted enforcement, exercise, or preservation of any rights or remedies under this Agreement or the other Loan Documents to which such Debtor is a party (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all attorney fees.
(b)    Each Debtor agrees to pay, and to indemnify and hold the Administrative Agent and each holder of the Secured Obligations harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
(c)    Each Debtor agrees to pay, and to indemnify and hold the Administrative Agent, each holder of the Secured Obligations, and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) harmless from, any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including the fees, charges and disbursements of any counsel for any Indemnitee) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with the execution, delivery, enforcement, performance or administration of any Guaranty, this Agreement, or any Loan Document to which such Debtor is a party, in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by any Debtor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder, if such Debtor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arose out of any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of any Debtor or any of their Affiliates and that is brought solely by an Indemnitee against another Indemnitee; provided that the Swing Line Lenders, Collateral Management Agents, L/C Issuers, and Administrative Agent shall remain indemnified in such capacities.
(d)    All amounts due under this Section 7.4 shall be payable upon demand therefor. The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
7.5    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Debtor and shall inure to the benefit of the Administrative Agent and the holders of the Secured Obligations and their successors and assigns; provided that no Debtor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
7.6    Set-Off. Each Debtor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time upon the occurrence and during the continuance of any Event of Default, without prior notice to such Debtor or any other Loan Party, any such notice being waived by such Debtor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Debtor against any and all Obligations owing to such Lender under the Credit Agreement, any Guaranty, or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand for payment and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Any such set-off shall be subject to the notice requirements of Section 10.08 of the Credit Agreement; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
7.7    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
7.8    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
7.9    Section Headings. The Section headings used in this Agreement are included for convenience of reference only and shall not affect the interpretation of this Agreement.
7.10    Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.
7.11    GOVERNING LAW ETC.
(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
(b)    SUBMISSION TO JURISDICTION. EACH DEBTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH DEBTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
7.12    Additional Debtors. Each Subsidiary of the Borrower that is required to become a party to this Agreement after the date hereof pursuant to Section 6.12 of the Credit Agreement shall become a Debtor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an instrument in the form of Annex I hereto.
7.13    Termination; Releases.
(a)    This Security Agreement and the security interest created hereby shall terminate upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), at which time the Administrative Agent shall execute and deliver to the Debtors or the Debtors’ designee, at the Debtors’ expense, all Uniform Commercial Code termination statements and similar documents which the Debtors shall reasonably request from time to time to evidence such termination, and, at the Debtors’ expense, the Administrative Agent shall return to the Debtors any Collateral then in its possession. Any execution and delivery of termination statements or documents pursuant to this Section 7.13(a) shall be without recourse to or warranty by the Administrative Agent.
(b)    Any Debtor other than the Borrower shall automatically be released from its obligations hereunder and the security interest granted hereby in the Collateral of such Debtor shall be automatically released in the event that all the Equity Interests of such Debtor shall be sold, transferred or otherwise disposed of to a Person other than a Loan Party or a Subsidiary of a Loan Party in a transaction permitted by the Credit Agreement; provided that, to the extent required by the Credit Agreement, the Required Lenders or, if required by the terms of the Credit Agreement, such other requisite number of Lenders, shall have consented to such sale, transfer or other disposition and the terms of such consent did not provide otherwise. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Debtor in a transaction permitted by the Credit Agreement the security interest created hereby in any Collateral that is so sold, transferred or otherwise disposed of shall automatically terminate and be released upon the closing of such sale, transfer or other disposition, and such Collateral shall be sold free and clear of the Lien and security interest created hereby; provided, however, that such security interest will continue to attach to all proceeds of such sales or other dispositions. In connection with any of the foregoing, the Administrative Agent shall deliver to the Debtors any Collateral then in its possession and shall execute and deliver to the Debtors or the Debtors’ designee, at the Debtors’ expense, all Uniform Commercial Code termination statements and similar documents that the Debtors shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.13(b) shall be without recourse to or warranty by the Administrative Agent.
(c)    No consent of any Hedge Bank or any Cash Management Bank (except in such Person’s capacity as a Lender, if applicable) shall be required for any release of Collateral or Debtors pursuant to this Section.
(d)    Each Debtor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Administrative Agent subject to such Debtor’s rights under Section 9-509(d)(2) of the UCC.
7.14    Existing Security Agreement. The Existing Security Agreement is hereby amended and restated in its entirety by this Agreement, and all Liens in and assignments of the Collateral created and granted by the Existing Security Agreement are hereby automatically renewed and continued. Without limiting the effectiveness of any new grant of a Lien under this Agreement, nothing contained herein is intended to impair or extinguish the liens, assignments, privileges and priorities of the Existing Security Agreement, as hereby amended and restated, and such liens, assignments, privileges and priorities are and will remain in full force and effect. The parties hereto expressly recognize and confirm their intent to continue the effectiveness and priority of the liens, assignments and privileges granted under the Existing Security Agreement, as hereby amended and restated, as to all Collateral hereunder and all sums now or hereafter owing under the Loan Documents.
7.15    Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Administrative Agent pursuant to this Agreement, and the exercise of any right or remedy by the Administrative Agent hereunder, are subject in all respects to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
[Signature pages follow.]

EXECUTED as of the date first above written.
BANK OF AMERICA, N.A.,
as Administrative Agent

By:     /s/Hance VanBeber
Name:    Hance VanBeber
Title:    Senior Vice President

BASIC ENERGY SERVICES, INC.
ACID SERVICES, LLC
ADMIRAL WELL SERVICE, INC.
BASIC ENERGY SERVICES GP, LLC
BASIC ESA, INC.
BASIC MARINE SERVICES, INC.
CHAPARRAL SERVICE, INC.
FIRST ENERGY SERVICES COMPANY
GLOBE WELL SERVICE, INC.
JETSTAR ENERGY SERVICES, INC.
JETSTAR HOLDINGS, INC.
JS ACQUISITION LLC
LEBUS OIL FIELD SERVICE CO.
MAVERICK COIL TUBING SERVICES, LLC
MAVERICK SOLUTIONS, LLC
MAVERICK STIMULATION COMPANY, LLC
MAVERICK THRU-TUBING SERVICES, LLC
MCM HOLDINGS, LLC
MSM LEASING, LLC
PERMIAN PLAZA, LLC
PLATINUM PRESSURE SERVICES, INC.
SCH DISPOSAL, L.L.C.
SLEDGE DRILLING CORP.
THE MAVERICK COMPANIES, LLC
XTERRA FISHING & RENTAL TOOLS CO.

By:     /s/Alan Krenek
Name:     Alan Krenek

Title:	Senior Vice President and Chief Financial Officer

BASIC ENERGY SERVICES LP, LLC

By:     /s/Jerry Tufly
Name:    Jerry Tufly
Title:    President

BASIC ENERGY SERVICES, L.P.

By:	BASIC ENERGY SERVICES GP, LLC, its General Partner

By:	BASIC ENERGY SERVICES, INC., its Sole Member

By:     /s/Alan Krenek
Name:    Alan Krenek

Title:	Senior Vice President and Chief Financial Officer

TAYLOR INDUSTRIES, LLC

By:     /s/Alan Krenek
Name:    Alan Krenek

Title:	Senior Vice President and Chief Financial Officer

SCHEDULE 3.3

ORGANIZATION & LOCATION INFORMATION

Debtor	Jurisdiction & Type of Organization	Organizational ID#	Chief Executive Office, Sole Place of Business, or Principal Residence
Basic Energy Services, Inc.	Delaware corporation	3611854	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
Acid Services, LLC	Kansas limited liability company	2347722	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
Admiral Well Service, Inc.	Texas corporation	801050244	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
Basic Energy Services GP, LLC	Delaware limited liability company	3611876	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
Basic Energy Services LP, LLC	Delaware limited liability company	3611879	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
Basic Energy Services, L.P.	Delaware limited partnership	2307778	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
Basic ESA, Inc.	Texas corporation	57139400	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
Basic Marine Services, Inc.	Delaware corporation	3917169	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
Chaparral Service, Inc.	New Mexico corporation	642181	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
First Energy Services Company	Delaware corporation	3215172	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
Globe Well Service, Inc.	Texas corporation	46471700	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
JetStar Energy Services, Inc.	Texas corporation	800481218	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
JetStar Holdings, Inc.	Delaware corporation	3954247	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
JS Acquisition LLC	Delaware corporation	4278935	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
LeBus Oil Field Service Co.	Texas corporation	77931600	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
Maverick Coil Tubing Services, LLC	Colorado limited liability company	20001207071	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
Maverick Solutions, LLC	Colorado limited liability company	20031245775	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
Maverick Stimulation Company, LLC	Colorado limited liability company	19961105940	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
Maverick Thru-Tubing Services, LLC	Colorado limited liability company	20091658924	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
MCM Holdings, LLC	Colorado limited liability company	20011090566	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
MSM Leasing, LLC	Colorado limited liability company	20091399908	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
Permian Plaza, LLC	Texas limited liability company	800859993	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
Platinum Pressure Services, Inc.	Texas corporation	800888088	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
SCH Disposal, L.L.C.	Texas limited liability company	704317322	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
Sledge Drilling Corp.	Texas corporation	800575730	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
Taylor Industries, LLC	Texas limited liability company	801259923	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
The Maverick Companies, LLC	Colorado limited liability company	20061298717	801 Cherry Street, Suite 2100, Fort Worth, TX 76102
XTERRA Fishing & Rental Tools Co.	Texas corporation	158550700	801 Cherry Street, Suite 2100, Fort Worth, TX 76102

[BORROWER TO UPDATE]

SCHEDULE     3.4

CERTAIN COLLATERAL
[None.]

[BORROWER TO UPDATE]

SCHEDULE     3.5

PLEDGED INSTRUMENTS
[None.]

[BORROWER TO UPDATE]

SCHEDULE     3.7

BANK ACCOUNTS

Annex I     to the
Security Agreement
This SUPPLEMENT NO. [ ] dated as of [ ] (this “Supplement”), is delivered in connection with (a) the Third Amended and Restated Security Agreement dated as of December 23, 2016 (as amended, restated or otherwise modified from time to time, the “Security Agreement”), among Basic Energy Services, Inc., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower (such subsidiaries together with the Borrower, the “Debtors”) and Bank of America, N.A. (“Bank of America”), as administrative agent (in such capacity, the “Administrative Agent”) for the benefit of the holders of the Secured Obligations (as defined therein) and (b) the Second Amended and Restated Guaranty dated as of December 23, 2016 (as amended, restated or otherwise modified from time to time, the “Guaranty”) made by the Debtors other than the Borrower (the “Guarantors”) for the benefit of the Administrative Agent and the Lenders.
A.Reference is made to the Second Amended and Restated ABL Credit Agreement dated as of December 23, 2016 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent and others. Pursuant to the Guaranty, the Guarantors have agreed to guarantee, among other things, the full payment and performance of all of the Borrower’s obligations under the Credit Agreement.
B.    The Debtors have entered into the Security Agreement and the Guarantors have entered into the Guaranty as a condition precedent to the effectiveness of the Credit Agreement or the amendment thereof. Section 7.12 of the Security Agreement and Section 19 of the Guaranty provide that additional Subsidiaries of the Borrower may become Debtors under the Security Agreement and Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Debtor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Debtor under the Security Agreement and a Guarantor under the Guaranty.
C.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement, the Guaranty, and the Credit Agreement.
Accordingly, the Administrative Agent and the New Debtor agree as follows:
SECTION 1.    In accordance with Section 7.12 of the Security Agreement, the New Debtor by its signature below becomes a Debtor under the Security Agreement with the same force and effect as if originally named therein as a Debtor, and the New Debtor hereby SCHEDULE  agrees to all the terms and provisions of the Security Agreement applicable to it as a Debtor thereunder and SCHEDULE  represents and warrants that the representations and warranties made by it as a Debtor thereunder are true and correct in all material respects on and as of the date hereof. The Schedules to the Security Agreement are hereby supplemented by the Schedules attached hereto with respect to the New Debtor. In furtherance of the foregoing, the New Debtor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby create and grant to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a security interest in and lien on all of the New Debtor’s right, title and interest in and to the Collateral of the New Debtor. Each reference to a “Debtor” in the Security Agreement shall be deemed to include the New Debtor.
SECTION 1.    In accordance with Section 19 of the Guaranty, the New Debtor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor, and the New Debtor hereby SCHEDULE  agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and SCHEDULE  represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Debtor.
SECTION 1.    The New Debtor represents and warrants to the Administrative Agent that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 2.    This Supplement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
SECTION 3.    Except as expressly supplemented hereby, the Security Agreement and the Guaranty shall remain in full force and effect.
SECTION 4.    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
SECTION 5.    All communications and notices to the New Debtor under the Security Agreement or the Guaranty shall be in writing and given as provided in Section 7.2 of the Security Agreement to the address for the New Debtor set forth under its signature below.
SECTION 6.    The New Debtor agrees to reimburse the Administrative Agent for its reasonable out of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Debtor and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.
[Name of New Debtor],

By:
Name:
Title:
Address:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:
Address:

Supplemental Schedules
to the Security Agreement

4778484v.6 BAN177/13014